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                                                                   Exhibit 10(b)


                              AMENDED AND RESTATED

                              CHECKFREE CORPORATION

                           STOCK RESTRICTION AGREEMENT

         This Amended and Restated Stock Restriction Agreement (this "AGREEMENT") is made as of September 15, 1996 by and between Checkfree Corporation, a Delaware corporation ("Parent") and Intuit Inc., a Delaware corporation ("Holdings").

                                    RECITALS

         A. Parent and Holdings, together with Checkfree Acquisition Corporation II, a wholly owned subsidiary of Parent, and Intuit Services Corporation, a wholly owned subsidiary of Holdings, have entered into a certain Agreement and Plan of Merger dated as of September 15, 1996, as amended (the "PLAN"), pursuant to which, by merger (the "MERGER"), Parent will acquire the business of Intuit Services Corporation.

         B. In connection with the Merger, Parent will issue to Holdings that number of shares of the common stock of Parent ("PARENT COMMON STOCK") specified in the Plan, subject to adjustment as provided therein ("MERGER SECURITIES"), and the parties hereto have entered into a certain Stock Restriction Agreement dated as of September 15, 1996 (the "PREVIOUS AGREEMENT") to express their agreement with respect to certain limitations on the actions which may be taken by Holdings with respect to the Parent Common Stock issued to Holdings in the Merger. The parties have also entered into a certain Amended and Restated Registration Rights Agreement dated as of September 15, 1996, pursuant to which Parent has agreed to register the Merger Securities under the Securities Act of 1933 (the "Registration Rights Agreement").

         C. Parent and Holdings now desire to amend and restate the Previous Agreement in the form of this Agreement, which shall supersede and replace the Previous Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter and therein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

         1. RESTRICTIONS. While this Agreement remains in effect, Holdings shall not sell, assign, or otherwise transfer or purchase any shares of Parent Common Stock except as specifically permitted hereunder and shall be subject to the following restrictions with respect to the taking of certain other actions with respect to Parent Common Stock.




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         1.1.     SALES.

                  (i) SALES TO QUALIFIED INSTITUTIONAL BUYERS. Holdings may sell shares of Parent Common Stock to any Qualified Institutional Buyer, as defined herein, where such Qualified Institutional Buyer would own, after such purchase by it, not more than 10% of the then outstanding shares of Parent Common Stock. "Qualified Institutional Buyer," as that term is used herein, means any person who would be eligible, under Rule 13d-1(b)(1) under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), if such person owned 5% or more of the then outstanding shares of Parent Common Stock, to file reports of beneficial ownership on Schedule 13G as prescribed by the Securities and Exchange Commission ("SEC"), because such person both:

                      (A) is acquiring shares of Parent Common Stock in the ordinary course of his business and not with the purpose nor with the effect of changing or influencing the control of the issuer, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b); and

                      (B)     is (i) a broker or dealer registered under
                              Section 15 of the Exchange Act, (ii) a bank as defined in Section 3(a)(6) of the Exchange Act,
                              (iii) an insurance company as defined in Section 3(a)(19) of the Exchange Act, (iv) an investment company registered under Section 8 of the Investment Company Act of 1940, (v) an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, (vi) an employee benefit plan, or pension fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or an endowment fund, (vii) a parent holding company, provided that the aggregate amount held directly by the parent, and directly and indirectly by its subsidiaries which are not persons specified in Rule 13d-1(b)(ii)(A)-(F) promulgated under the Exchange Act, does not exceed one percent of the securities of the subject class, or (viii) a group, provided that all the members are persons specified in Rule 13d-1(b)(ii)(A)-(G) promulgated under the Exchange Act.

                  (ii) SALES TO OTHER BUYERS. Holdings may sell shares of Parent Common Stock to any person who is not a Qualified Institutional Buyer ("OTHER BUYER") which Other Buyer would own, after such purchase by it, not more than 5% of the then outstanding shares of Parent Common Stock. Holdings shall notify Parent in writing of its intention to sell Parent Common Stock in advance of any sale to an Other Buyer, and Parent shall have the right, during the five business days following the receipt of such notice, to purchase such shares for the price at which Holdings has agreed to sell the shares to such Other Buyer.

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                  (iii) SALES PURSUANT TO RULE 144 AND PUBLIC OFFERINGS.
Holdings may sell shares of Parent Common Stock (a) in compliance with SEC Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (b) pursuant to underwritten public offerings of Parent Common Stock in which the parties have mutually approved the managing underwriters and (c) pursuant to offerings of Parent Common Stock that are not underwritten but are registered under the Securities Act pursuant to a shelf registration under Rule 415 under the Securities Act that has been effected pursuant to the Registration Rights Agreement. Any sales of Parent Common Stock by Holdings to Qualified Institutional Buyers or to Other Buyers, if made pursuant to this Section 1.1(iii) (a) through an underwriter, broker, market maker or similar intermediary without Holdings' direct selection of or direct negotiation with the ultimate purchaser of such Parent Common Stock, or (b) in any "manner of sale" provisions of Rule 144(f) under the Securities Act, or (c) in any manner that would be permitted by Rule 145(d) under the Securities Act if such Rule 145 applied to the issuance and resale of the Parent Common Stock, shall be exempt from the restrictions set forth in Section 1.1(i) and Section 1.1(ii).

                  (iv) OTHER SALES. In addition to sales permitted under the foregoing subparagraphs (i), (ii) and (iii) of this Section 1.1, Holdings may also sell shares of Parent Common Stock in other ways, provided that Parent agrees to such sales in advance in writing.

         1.2. PURCHASES. So long as this Agreement is in effect, Holdings may purchase shares of Parent Common Stock only where such purchase would result in its beneficial ownership of not more than 15% of the then outstanding shares of Parent Common Stock, except where Holdings has received the prior written consent of Parent's Board of Directors or its authorized representative; provided, however, that Holdings may not hold more than the number of shares of Parent Common Stock constituting the Merger Securities so long as this Agreement remains in effect.

         1.3.     SOLICITATION OF PROXY AND OTHER MATTERS.

                  (i) SOLICITATION OF PROXIES. Holdings will not solicit proxies from Parent stockholders in opposition to any recommendation of Parent's Board of Directors.

                  (ii) TAKEOVER BIDS. Holdings will not initiate or participate in any group which proposes, without the support of Parent's Board of Directors, any change in the control of Parent, whether by tender offer, merger, or otherwise. In any event, Holdings may, itself, make such an offer or proposal to Parent's Board of Directors; provided, however, that any such offer or proposal by Holdings shall be made on a strictly confidential basis and shall not be publicly disclosed without the prior consent of Parent's Board of Directors.

         2. LEGEND. The certificates representing shares of Parent Common Stock beneficially owned by Holdings shall bear the following legend:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS
         CERTIFICATE ARE SUBJECT TO AN AGREEMENT DATED
         SEPTEMBER 15, 1996 BETWEEN INTUIT INC. AND CHECKFREE
         CORPORATION IMPOSING CERTAIN TRANSFER AND OTHER
         RESTRICTIONS ON THE HOLDER OF SUCH SHARES.

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Holdings shall deliver all shares of Parent Common Stock purchased hereunder to
Parent or its transfer agent to have this legend affixed to all such shares.

         3. TERMINATION. This Agreement and the restrictions imposed hereby will irrevocably terminate at the first time that Holdings shall beneficially own less than 10% of the outstanding shares of Parent Common Stock, and this Agreement shall not be revived by any subsequent transaction that results in Holdings owning 10% or more of the outstanding shares of Parent Common Stock.

         4. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the law of the State of Delaware, without reference to its choice of law rules.

         5. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, legal representatives, successors, and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party hereto without the written consent of each other party hereto.

         6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to be given if sent by United States mail, postage prepaid and registered or certified with required return receipt, or otherwise personally delivered and receipted therefor, and addressed as follows (or at such other address as may be specified by notice given pursuant hereto):

                  (a)      If to  Checkfree:

                           CHECKFREE CORPORATION
                           4411 East Jones Bridge Road
                           Norcross, Georgia 30092
                           Attn:  Chief Executive Officer

                           with copy to:

                           PORTER, WRIGHT, MORRIS & ARTHUR
                           41 S. High Street
                           Columbus, Ohio 43215
                           Attn.:  Curtis A. Loveland, Esq.

                  (b)      If to Intuit:

                           INTUIT INC.
                           2535 Garcia Avenue
                           Mountain View, CA 94039
                           Attn:  Chief Executive Officer

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                           with copy to:

                           FENWICK & WEST LLP
                           Two Palo Alto Square
                           Palo Alto, California 94306
                           Attn:  Kenneth A. Linhares, Esq.

         7. CAPTIONS. The captions at the beginning of the several sections of this Agreement are not a part of the context hereof, but have been inserted to assist in locating and reading those sections. They shall be ignored in construing this Agreement.

         8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect for any reason, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof. It is the intention of the parties that if any provision is held to be invalid, illegal, or unenforceable, there shall be added in lieu thereof a valid and enforceable provision as similar in terms to such provision as is possible.

         9. DUPLICATE ORIGINALS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, and all counterparts taken together shall constitute duplicate originals of one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       CHECKFREE CORPORATION

                                       By:_____________________________________

                                       Its:____________________________________

                                       INTUIT INC.

                                       By:_____________________________________

                                       Its:____________________________________



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